EXHIBIT 10.5

EMPLOYMENT AGREEMENT

This Agreement is entered into as of March 15, 2012, between MARC SPEZIALY (“Employee”), and ROCKDALE RESOURCES CORPORATION (“Company”).

During the term of this Agreement, Employee agrees to perform for the Company as the Chief Financial Officer, and will report directly to John Barton, Director.  The Employee will assist the Company with certain responsibilities typically performed by the Chief Finanial Officer, including financial planning, budgeting, investor relations, preparation of SEC reports and other administrative responsibilities.

During the term of this Agreement, the Company shall pay Employee $10,000 a month, to be paid semi-monthly on the 15th and last day of the month, and will reimburse all reasonable out-of-pocket expenses.

This Agreement shall commence on the date hereof and shall remain in effect for twelve (12) months, unless extended in writing by mutual agreement of the parties for additional periods.

Either party may terminate this agreement at any time for any or for no reason by giving thirty (30) days’ written notice of termination to the other party.

The Company may immediately terminate Employee’s engagement for Cause upon written notice of termination to Employee, with the particular Cause being specified in such notice.  Cause” means any of the following in the Company’s judgment: (a) Employee’s conduct, failure or omission which has, or may have, an adverse effect on the Company; (b) Employee’s act or acts amounting to gross negligence or willful misconduct to the detriment of the Company; or (c) Employee’s fraud or embezzlement of funds or property.

ROCKDALE RESOURCES CORPORATION                                                                  EMPLOYEE

/s/ John Barton                                                                                        /s/ Marc Spezialy
John Barton, Director                                                                                                              Marc Spezialy

Rockdale Spezialy Employ Agree 3-15-12